NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFERABILITY OF THIS WARRANT IS
RESTRICTED AS PROVIDED IN SECTION 3

No. 2008 - ________	January 16, 2008

NANOSENSORS, INC.
COMMON STOCK PURCHASE WARRANT

For good and valuable consideration, the receipt of which is hereby acknowledged by NANOSENSORS, INC., a Nevada corporation (the “Company”),
(the “Holder”), is hereby granted ________ Warrants representing in the aggregate the right to purchase, at any time on and after the date on which the Series A Convertible Preferred Stock of the Company is converted into shares of the Company's Common Stock, par value $.001 per share (“Common Stock”), until 5:00 P.M., New York City time, on January 16, 2013 (the “Warrant Exercise Term”), up to

______________________________________________________ (______________) fully-paid and non-assessable shares of Common Stock.

This Warrant is one of a duly authorized issue of 3,100,000 Warrants (each Warrant constituting a right to purchase 112.77066 shares of Common Stock at the Exercise Price as defined below), issued by the Company in exchange for 6,200,000 Common Stock Purchase Warrants issued by CUCHULAINN HOLDINGS, INC., a Panamanian corporation (“Holdings”), originally in connection with a private offering of its securities (the “Offering”). This Warrant was issued pursuant to the provisions of Section 2(g)(i) of the Agreement and Plan of Merger, dated as of November 27, 2007, as amended, by and among the Company, CUCHULAINN ACQUISITION, INC., a Panamanian corporation and wholly-owned subsidiary of the Company (“Acquisition”), and Holdings, as amended (the “Merger Agreement”) providing for the merger of Holdings with and into Acquisition with Acquisition as the surviving corporation (the “Merger”). The Warrants are similar in terms except for dates, amounts and named holders.

l. Exercise of Warrant

1.1  Exercise Procedure. This Warrant is exercisable at a price of $0.0088676 per share of Common Stock (the “Exercise Price” subject to adjustment as provided in Section 2 hereof, payable in cash or by certified or official bank check in New York Clearing House funds. Upon surrender of this warrant certificate with the annexed Warrant Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company’s principal executive offices, the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder. In no event will this Warrant be exercisable prior to the Company amending its Articles of Incorporation so as to increase the number of authorized shares of Common Stock or to effect a 100-to-1 reverse stock split following consummation of the Merger.

1.2  Issuance of Warrant Shares. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.3  Cashless Exercise. With respect to the Warrant Shares, in the event that a registration statement filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the shares of Common Stock issuable upon exercise of this Warrant under the Act, has been declared effective by said Commission and thereafter the Company fails to maintain the effectiveness of such registration statement, the Holder may, during any period in which the registration statement has ceased to be effective, pay the Exercise Price through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A - B)/A
where:
X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Market Price (as defined below) as of the Exercise Date; and
B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by said Rule 144 shall be deemed to have been commenced, on the date this Warrant was originally issued by the Company. Except as otherwise defined herein, “Market Price” means, as of a particular date, the average of the (i) high and low price of the Common Stock (if the Common Stock is not at that time listed for trading on a securities exchange) or (ii) closing price (if the Common Stock is traded on a securities exchange) for the ten (10) consecutive Trading Days occurring immediately prior to (but not including) any given date, as reported in the principal market on which the Company’s Common Stock is traded. In case any Common Stock or other securities which are convertible or exchangeable into Common Stock (collectively, “Common Stock Equivalents”) are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock or Common Stock Equivalents. The Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities. If the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not furnished by the OTCBB, Pink Sheets or a similar organization, the “Market Value” shall be the value established in good faith by the Board of Directors taking into account such facts and circumstances deemed to be material by the independent members of the Board of Directors.

1.4  Reservation of Shares. Subject to amending its Articles of Incorporation so as to increase its number of authorized shares of Common Stock or alternatively effecting a reverse stock split of its Common Stock, the Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable. The Company further covenants to act promptly to effect the aforesaid amendment of its articles of incorporation.

2. Adjustments to Exercise Price

2.1  Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted and the Holder, after such date, shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date; provided that any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

2.2  Consolidation, Merger, Sale or Conveyance. In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the Holder will have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, transfer or share exchange. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

2.3  Notices of Change. Upon any determination or adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such determination or adjustment. The Company shall give written notice to the Holder at least 20 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or in the event of a merger, acquisition, consolidation, sale of all or substantially all of its assets or similar such event.

2.4 Exceptions to Adjustment of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 2 upon the issuance of any Excluded Securities. For purposes hereof, “Excluded Securities” means (A) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, pursuant to one or more stock option plans or stock purchase plans adopted by the Company, or (y) to consultants or vendors, either directly or pursuant to warrants or other convertible securities to acquire shares of Common Stock that are outstanding on the date hereof or issued hereafter; (B) shares of Common Stock issued in connection with any Common Stock Equivalents outstanding on the date hereof; (C) shares of Common Stock or Common Stock Equivalents issued to third parties in connection with a joint venture, strategic alliance or other commercial relationship with such third party relating to the operation of the Company’s business, the primary purpose of which is not to raise equity capital.

3. Restrictions on Transfer

The Holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the “Warrant Shares” and collectively with this Warrant, the “Securities”) have not been registered under the Act, that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by Section 4(2) of the Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act or such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Warrant Shares for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the securities shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.

4.  Registration Rights.

The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the Warrant Shares, as described in the Registration Rights Agreement between the Company and the original holder hereof relating to this Warrant and the Warrant Shares.

5.  Exercise Limitation.

In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding; provided that the foregoing limitation shall not apply with respect to the original Holder hereof who received this Warrant upon the closing of the Merger. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 5 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 5 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 5. The limitations contained in this Section 5 shall cease to apply (x) upon sixty (60) days’ prior written notice from the Holder to the Company, or (y) immediately upon written notice from the Holder to the Company at any time after the public announcement or other disclosure of the (i) sale, conveyance or disposition of all or substantially all of the assets of the Company; (ii) effectuation of a transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (iii) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least 50% of the voting equity of the surviving entity; or (d) a transaction or series of transactions in which any person or entity Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the voting equity of the Company (any of the foregoing transactions in this Section 5(y) (i) - (iv), a “Change of Control”).

6.  Redemption.

This Warrant may be redeemed at the option of the Company, at a redemption price of $0.01 per Warrant (the “Redemption Price”), at any time commencing twelve months after the effective date of the Registration Statement and the Expiration Date upon not less than 30 days (and not more than 60 days) written notice delivered to the Holder, provided: (a) the closing bid price of the Common Stock is been at least 175% of the Exercise Price for twenty (20) consecutive trading days prior to the date of the notice of redemption and (b) there is an effective registration statement with a current prospectus available covering the shares of Common Stock issuable upon exercise of this Warrant. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the Redemption Price per Warrant upon surrender of this Certificate. The Company covenants and agrees that it will honor all Exercise Notices tendered through the 5:00 Eastern Time on the Business Day immediately preceding the Redemption Date. The redemption payment shall be made in cash on the date fixed for redemption in the Company’s notice of redemption, as described below (the “Redemption Date”). The notice of redemption shall specify: (i) the Redemption Price; (ii) the Redemption Date; (iii) the place where Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. Eastern Time on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein. For purposes of this Warrant, a “Business Day” means any day other than a Saturday, Sunday or a day on which the New York Stock Exchange or banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of this Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

7.  Exchange and Replacement of Warrant Certificates.

This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

8.  Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by requiring warrants to be exercised in pairs in order to purchase one full share of common stock for the Exercise Price.

9.  Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

10. Miscellaneous.

10.1 Binding Effect; Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. This Warrant shall be for the sole and exclusive benefit of the Holder and nothing in this Warrant shall be construed to confer upon any person other than the Holder any legal or equitable right, remedy or claim hereunder.

10.2 No Liability. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

10.3 No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

10.4 Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by (a) the party against which enforcement of the same is sought or (b) the Company and the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (a) and (b) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (b) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof. Notwithstanding the foregoing, no modification to this Section 10.4 will be effective against any Holder without his consent. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

10.5 Notices.  All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid (if within the United States of America), overnight courier, confirmed facsimile or other electronic transmission or otherwise delivered by hand or by messenger, addressed (a) if to the Holder, at such older’s address set forth on the signature page hereto or at such other address as such Holder shall have furnished to the Company in writing, (b) if to the Company, at its offices at: NANOSENSORS, INC.,1475 Veterans Boulevard, Redwood City, CA 94063, to the attention of “President” or at such other address as the Company shall have furnished to the Holders in writing, or (c) if any transferee or assignee of a Holder pursuant to Section 10.1, at such address as such transferee or assignee shall have furnished to the Company in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been received or given, as applicable, (i) when delivered if delivered personally, (ii) if sent by mail, at the earlier of its receipt or three Business Days after the registration or certification thereof, (iii) if sent by overnight courier, one Business Day (two Business Days if notice is sent from one country to another) after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed facsimile or other electronic transmission, on the day sent (if a Business Day) if sent during normal business hours of the recipient, and if not, then on the next Business Day (provided, that such facsimile or other electronic transmission is followed by delivery via another method permitted by this Section 10.5) and the receipt of the facsimile or other electronic transmission can be verified.

10.6 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Warrant or the transactions contemplated by this Warrant shall be brought in any federal or state court of competent subject matter jurisdiction sitting in New York, New York The Company by execution and delivery of this Warrant and the Holder by acceptance of this Warrant, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 10.5 hereof; and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

WAIVER OF JURY TRIAL. THE COMPANY BY EXECUTION AND DELIVERY OF THIS WARRANT AND THE HOLDER BY ACCEPTANCE OF THIS WARRANT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, FRAUD OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.7 Headings. The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

IN WITNESS WHEREOF, NANOSENSORS, INC. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated: January 16, 2008

NANOSENSORS, INC.

By:________________________
Name: Robert Baron
Title: Interim President and CEO

WARRANT EXERCISE FORM

TO: NANOSENSORS, INC.
Attention: President
_______________________
_______________________

The undersigned Holder hereby irrevocably elects to exercise the right to purchase_______________ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

The undersigned, by marking the box following this sentence, indicates his or her intention to exercise this Warrant on a cashless basis in accordance with the terms of this Warrant: □

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name: _____________________________________
(please typewrite or print in block letters)

Address: ___________________________________
                 ___________________________________

Tax I.D. No. or Social Security No.:

Dated: ______________

_________________
Signature

STATE OF  ___________ )
                                                 ) ss:
COUNTY OF) _________  )

On this _________day of _______________________________________________, before me personally came____________________, to me known, who being by me duly sworn, did depose and say that he resides at  _______________________________________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

______________________
Notary Public

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer the within Warrant Certificate on the books of NANOSENSORS, INC., with full power of substitution.

Dated:	Signature:

___________________________
___________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

___________________________
___________________________
(Insert Social Security or Other Identifying Number of Assignee)

STATE OF  ___________ )
                                                 ) ss:
COUNTY OF) _________  )

On this _________day of _______________________________________________, before me personally came____________________, to me known, who being by me duly sworn, did depose and say that he resides at  _______________________________________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

______________________
Notary Public